Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 and Form S-8 of our reports as of the dates and relating to the financial statements of the companies listed below, which appear on the following pages of this Form 10-K.


                                                          Page
    Company                      Date of Report           Ref.                  Document
    -------                      --------------           ----                  --------
The Fortress Group, Inc.        March 12, 1998            F-1         Annual Report of Form 10-K for the year
                                                                      ended December 31, 1997
Combined Predecessor            February 20, 1997         F-23        Annual Report on Form 10-K for the year
Companies                                                             ended December 31, 1997

Price Waterhouse LLP

Washington, DC
March 31, 1998